UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 28, 2007

MULTICELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10221	52-1412493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 George Washington Highway
Lincoln, Rhode Island 02865
(Address of principal executive offices, including zip code)

(401) 333-0610
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the annual year-end audit for the year ended November 30, 2006, the Company’s current independent registered public accounting firm, J.H.Cohn LLP (“J.H. Cohn”), brought to the Company’s attention that certain of the license payments made during the year was not accounted for properly. Accordingly, certain previously deferred license payments need to be expensed in the financial statements previously issued by the Company.

On February 28, 2007, the Company, in consultation with its Board of Directors and Audit Committee, determined that previously issued financial statements for the fiscal quarters ended February 28, May 31 and August 30, 2006 should not be relied upon due to changes in the accounting treatment relating to the Company’s licensing agreement with Amarin, PLC. During these periods, payments made by the Company under the license were treated as a deferred charge to be amortized over an 18-year life on the Company’s financial statements. Under accounting rules, license payments cannot be deferred unless those amounts are recoverable without any further development. Because this product candidate the company licensed from Amarin pursuant to the licensing agreement requires further development before they will generate any revenue, the license payments should have been expensed on the Company’s financial statements at the time the payments were made. The Company will reconcile the fee amounts in the financial statements in its Form 10-KSB, which shall be filed no later than March 15, 2007 and will include the restated quarterly information in Form 10-KSB. The effect of expensing the license payments would increase the net loss of the first quarter of 2006 by $500,000 and for the third quarter 2006 by $100,000.

The Company has concluded that it could not prepare the financial statements required to be included in the Form 10-KSB for the fiscal year ended November 30, 2006 within the time period prescribed for filing such form without unreasonable effort or expense. The Company filed a Form 12b-25 on February 28, 2007, and intends to file the Form 10-KSB for the fiscal year ended November 30, 2006 on or before the fifteenth calendar day following the prescribed due date.

The Company’s management and Audit Committee have discussed the conclusions disclosed in this Form 8-K with its independent registered public accounting firm, J.H. Cohn LLP. On March 1, 2007, the Company submitted a draft of the current report on Form 8-K to their accountants, requesting a response to the statements contained therein.  A copy of the responsive letter is herewith filed as Exhibit 7.1.

Management has determined that these errors were the result of a control deficiency with respect to the Company’s audit procedures and believes that this control deficiency constitutes a material weakness as of November 30, 2006. While management’s assessment of the Company’s internal control over financial reporting is ongoing, because of the material weaknesses identified, management will conclude that the Company did not maintain effective internal control over financial reporting as of November 30, 2006.

A material weakness is a control deficiency, or combination of control deficiencies, that results in a more than remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The Company’s evaluation of its internal control over financial reporting as of November 30, 2006 is not complete and management may identify additional control deficiencies.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
7.1	Letter dated March 2, 2007 from the Company’s independent accountant, agreeing with the Company’s statements regarding non-reliance on a previously issued interim report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTICELL TECHNOLOGIES, INC.

By:	/s/ Stephen Chang
Stephen Chang
President and Chief Executive Officer

Date: March 2, 2007